Exhibit 99.1

Regional Management Corp. Provides Business Update as of August 31, 2020

-    Net finance receivables increased $19.3 million from June    -

-    30+ day delinquencies remain stable at 4.6% in August, compared to 4.8% in June    -

Greenville, South Carolina – September 10, 2020 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today provided an update on its business operations and financial position.

As of August 31, 2020, our credit profile remains stable, demand for our loan products continues to rebound, our balance sheet remains strong, and we maintain access to ample liquidity to fund our business operations and growth. Our proven operating model and financial strength enable us to continue to provide our customers with responsible and affordable credit solutions as the COVID-19 pandemic persists.

Stable Credit Profile

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As of August 31, 2020, our 30+ day contractual delinquency rate was 4.6%, compared to 4.5% as of July 31, 2020 and 4.8% as of June 30, 2020. Our 30+ day contractual delinquency totaled $47.8 million as of August 31, 2020, compared to $46.3 million as of July 31, 2020 and $49.5 million as of June 30, 2020.

•	Approximately 1.6% of the loans in our portfolio as of August 31, 2020, had been deferred or renewed under our borrower assistance programs during the month.

(1)	Percentage of accounts that utilized borrower assistance programs during the month

Rebounding Loan Demand

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Demand for our loan products has continued to recover, with total originations increasing to $105.8 million in August, up 34% from $79.0 million in June. Our branch originations rose 21% to $80.8 million in August from $67.0 million in June. Our direct mail marketing campaigns and digital channels produced $24.9 million of originations in August, an increase of $12.9 million, or 108%, from June. Because September is typically a slower month for originations, we anticipate fewer branch, direct mail, and digital originations in September than in August.

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As of August 31, 2020, we had $1.04 billion in net finance receivables outstanding, reflecting growth of $19.3 million since June 30, 2020. We expect net finance receivables outstanding on September 30, 2020, to be comparable to the amount outstanding as of August 31, 2020.

Strong Balance Sheet and Liquidity

•	We continue to operate with a conservative leverage ratio. As of August 31, 2020, we had a funded debt-to-equity ratio of 2.5x.

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Our $142.0 million allowance for credit losses as of June 30, 2020, compares favorably to our 30+ day contractual delinquency of $47.8 million as of August 31, 2020, and provides ample coverage to absorb an increase in delinquencies and credit losses associated with COVID-19.

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As of August 31, 2020, we had $173 million of cash on hand and immediate availability to draw down cash from our revolving credit facilities, and $472 million of unused capacity on our various credit facilities (subject to the borrowing base). We continue to believe that we have more than adequate liquidity to support the fundamental operations of our business throughout the COVID-19 pandemic.

Other Third Quarter Updates

•	We are currently marketing a new securitization transaction (RMIT 2020-1), which we expect to close before the end of September. We intend to use a portion of the proceeds from the 2020-1 securitization to repay and satisfy all outstanding obligations associated with our first securitization transaction closed in 2018 (RMIT 2018-1). As a result, in September 2020, we will record $0.7 million of interest expense due to the acceleration of the amortization of debt issue costs related to the RMIT 2018-1 securitization. Inclusive of this charge and the interest expense attributable to our recent loan portfolio growth, we expect third quarter interest expense to be approximately $9.8 million.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” in 368 branch locations across 11 states in the Southeastern, Southwestern, Mid-Atlantic, and Midwestern United States, as of June 30, 2020. Most of its loan products are secured, and each is structured on a fixed-rate, fixed-term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally-managed direct mail campaigns, digital partners, retailers, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: changes in general economic conditions, including levels of unemployment and bankruptcies; the impact of the recent outbreak of a novel coronavirus (COVID-19), including on Regional Management’s access to liquidity and the credit risk of Regional Management’s finance receivable portfolio; risks associated with Regional Management’s ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support its operations and initiatives; risks associated with Regional Management’s loan origination and servicing software system, including the risk of prolonged system outages; risks related to opening new branches, including the ability or inability to open new branches as planned; risks inherent in making loans, including credit risk, repayment risk, and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; risks associated with the implementation of new underwriting models and processes, including as to the effectiveness of new custom scorecards; risks relating to Regional Management’s asset-backed securitization transactions; changes in interest rates; the risk that Regional Management’s existing sources of liquidity become insufficient to satisfy its needs or that its access to these sources becomes unexpectedly restricted; changes in federal, state, or local laws, regulations, or regulatory policies and practices, and risks associated with the manner in which laws and regulations are interpreted, implemented, and enforced; changes in accounting standards, rules, and interpretations, and the failure of related assumptions and estimates, including those associated with the implementation of current expected credit loss (CECL) accounting; the impact of changes in tax laws, guidance, and interpretations; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and credit losses); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management); changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; risks related to acquisitions; changes in operating and administrative expenses; and the departure, transition, or replacement of key personnel. The COVID-19 pandemic may also magnify many of these risks and uncertainties.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact

Investor Relations

Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com